===============================================================================

                   --U.S. Securities and Exchange Commission--
                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        WESTNET COMMUNICATION GROUP, INC.
          -------------------------------------------------------------
                 (Name of small business issuer in its charter)


       Nevada                       6770                       82-0441332
----------------------        -----------------           ---------------------
(State or Jurisdiction        (Primary Standard             (I.R.S. Employer
  of Incorporation        Industrial Classification        Identification No.)
  or Organization)                  Number)


        2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128 (702) 947-4877
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices


               2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128
        -----------------------------------------------------------------
                     (Address of principal place of business
                     or intended principal place of business.)


              Elizabeth A. Sanders, 2921 N. Tenaya Way, Suite 316,
                        Las Vegas, NV 89128 702-947-4877
        -----------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                 Amy L. Clayton
                                 Attorney at Law
                                 175 N. C Street
                           Salt Lake City, Utah 84103
                        ---------------------------------



     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Each Class    Amount         Proposed       Proposed      Amount of
of Securities Being    Being          Maximum        Maximum       Registration
Registered             Registered     Offering       Aggregate     Fee
                                      Offering       Offering
                                      Price Per      Price(1)
                                      Unit (1)
-------------------------------------------------------------------------------
Shares of Common Stock 3,500,000       $.04          $140,000         $36.96

-------------------------------------------------------------------------------
 TOTAL                                               $140,000         $36.96

===============================================================================

(1) Estimated for purposes of computing  the  registration  fee pursuant to Rule
457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   Part I. Information Required in Prospectus
                   ==========================================


                             Cross Reference Sheet
                     Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


Item
No.             Required Item                    Location or Caption
----            -------------                    --------------------

1.     Front of Registration Statement          Front of Registration
       and Outside Front Cover of               Statement and Outside
       Prospectus                               Front Cover of Prospectus

2.     Inside Front and Outside Back            Inside Front Cover Page
       Cover Pages of Prospectus                of Prospectus and Outside
                                                Front Cover Page of Prospectus

3.     Summary Information and Risk             Prospectus Summary;
       Factors                                  Risk Factors

4.     Use of Proceeds                          Not Applicable

5.     Determination of Offering                Not Applicable
       Price

6.     Dilution                                 Not Applicable

7.     Selling Security Holders                 Selling Security Holders
                                                and Plan of Distribution

8.     Plan of Distribution                     Selling Security Holders
                                                and Plan of Distribution

9.     Legal Proceedings                        Legal Proceedings

10.    Directors, Executive Officers,           Management
       Promoters and Control Persons

11.    Security Ownership of Certain            Principal Stockholders
       Beneficial Owners and Management

12.    Description of Securities                Description of Securities

13.    Interest of Named Experts and            Experts
       Counsel

14.    Disclosure of Commission Position        Management -
       on Indemnification for Securities        Indemnification of
       Act Liabilities                          Directors and Officers

15.    Organization Within Last                 Certain Transactions
       Five Years

16.    Description of Business                  The Company

17.    Management's Discussion                  The Company - Plan of
       and Analysis or Plan of                  Operation
       Operation

18.    Description of Property                  The Company - Property

19.    Certain Relationships and Related        Certain Transactions
       Transactions

20.    Market for Common Stock and              Market for Common Stock
       Related Stockholder Matters              and Related Stockholders Matters

21.    Executive Compensation                   Management

22.    Financial Statements                     Financial Statements

23.    Changes in and Disagreements             Changes in and Disagreements
       with Accountants on Accounting           with Accountants on
       and Financial Disclosure                 Accounting and Financial
                                                Disclosure

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SELLING STOCKHOLDER
                                   PROSPECTUS

                             SUBJECT TO COMPLETION


                       Westnet Communication Group, Inc.

                        3,500,000 Shares of Common Stock

     This Prospectus relates to the sale of 3,500,000 shares of common stock of Westnet Communication Group, Inc. held by all of the existing stockholders of the Company.

     All shares registered are to be offered by the selling stockholders. We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

     Prior to the offering, no public market has existed for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We hope to have our common stock quoted on the OTC Bulletin Board, but there is no assurance that we will do so.

     The selling stockholders have not entered into any underwriting arrangements. The sale of the shares by the selling stockholders may occur in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, and sales to one or more dealers for transfer of the shares as principals, at market prices prevailing at the time of transfer, or at negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with the sales of the common stock. The selling stockholders may transfer some or all of the common stock in exchange for consideration other than cash, or for no consideration, in the selling stockholders' sole discretion. This prospectus may be used by the selling stockholders to transfer the common stock to affiliates of the selling stockholders.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment (see "Risk Factors" for special risks concerning us and the offering).

                 The date of the Prospectus is     , 2000.

     We have filed with the United States Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended, with respect to the common stock being offered. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. You should be aware that copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of the referenced information if you contact us at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada, 89128, Attention: President, telephone (702) 947-4877.

     In February of 2000 the Company voluntarily filed with the SEC a registration statement under the Securities Exchange Act of 1934, as amended, to become a "reporting company" subject to the reporting requirements of that Act. Our registration became effective April 24, 2000. Our filings may be inspected and copied at the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. We have filed, and will continue to file, our registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly accessible through the SEC's Internet Web site (http://www.sec.gov).

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report containing audited financial statements examined and reported upon by an independent certified public accountant relating to our operations. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our fiscal year ends December 31.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS. HOWEVER, WE DO NOT CONSIDER ANY CHANGES THAT MAY HAVE OCCURRED MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGE IN OUR AFFAIRS, WE WILL FILE A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT DESCRIBING THE CHANGES.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

PROSPECTUS SUMMARY.............................................7

SUMMARY FINANCIAL INFORMATION..................................8

RISK FACTORS...................................................8

THE COMPANY...................................................14

MANAGEMENT....................................................17

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.......20

CERTAIN TRANSACTIONS..........................................20

PRINCIPAL STOCKHOLDERS........................................21

DESCRIPTION OF SECURITIES.....................................23

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION.............23

LEGAL PROCEEDINGS.............................................24

EXPERTS.......................................................25

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
  AND CAUTIONARY STATEMENTS...................................26

FINANCIAL STATEMENTS..........................................27

                               PROSPECTUS SUMMARY

     We incorporated under the laws of the State of Nevada on October 14, 1999 for the purpose of developing a special-interest world wide web site. We raised capital through private sales of our common stock to a few investors and officers; however, our resources were insufficient to properly carry out our business plan. The Board of Directors unanimously resolved to abandon the original business plan and to focus on uncovering alternate business or investment opportunities, or to acquire, merge with or be acquired by an operating business. We are, and have been since inception, a development stage company.

     Our management believes that becoming a reporting public shell company will make us an attractive candidate for a business combination, and accordingly we have voluntarily registered our outstanding securities under the Securities Exchange Act of 1934 to become such a reporting company. Our Exchange Act registration became effective April 24, 2000. Exchange Act Registration does not imply that the Securities and Exchange Commision or any securities regulatory body has ruled on the merits of an investment in the Company's securities.

     We maintain our mailing address at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada 89128. Our phone number is (702) 947-4877.


THE OFFERING

     The selling shareholders may sell a total of up to 3,500,000 shares of common stock.

     The shares may be sold at market prices or other negotiated prices. In addition, the selling shareholders may, in their sole discretion, transfer the shares in exchange for consideration other than cash or for no consideration. The selling shareholders have not entered into any underwriting arrangements for the sale of the shares. See "Selling Security Holders and Plan of Distribution".

     We will not receive any proceeds from the sale of common stock by the selling shareholders.


        Common Stock outstanding
         after the Offering.................... 3,500,000 shares

                         SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                                As Of

                                  May 31, 2000         December 31, 1999
                                 --------------        -----------------
Balance Sheet Data

Total Assets...................... $ 56,082               $  55,750

Common Stock......................    3,500                   1,750

Paid-in Capital...................   66,000                  67,750

Deficit accumulated
during the development stage......  (13,418)                (13,750)

Total
Shareholders' equity..............   56,082                $ 55,750




                                  RISK FACTORS


     LACK OF OPERATING HISTORY; NO REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has minimal tangible assets or financial resources. We believe we have sufficient cash to meet our needs for at least 14 months while we evaluate potential business combinations or other opportunities. But we will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until we can complete a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination within any specific time frame, if at all.

     LACK OF MANAGEMENT EXPERIENCE IN MERGERS AND ACQUISTIONS. Our management has limited experience locating, evaluating, and negotiating with companies that may be suitable for a business combination with us. We may confer with business consultants, investment banks, attorney firms, accountants or other business professionals to assist us in evaluating an opportunity, but our available resources for such consultations are very limited. Accordingly, there can be no assurance that we can find a suitable business combination, and if we do enter into a business combination it may not be on terms most favorable to the Company or our shareholders.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the particular business opportunity we identify. While management intends to seek a business combination with an entity having established an operating history, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control. There is no assurance that we can identify a target company and complete a business combination.

     STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES Transferability of the shares of Common Stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting, or in many instances prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, the Company currently has no plan to register any securities of the Company with any state other than California. To ensure that any state laws are not violated through the resales of the securities of the Company, the Company will refuse to register the transfer of any securities of the Company to residents of any state which prohibits such resale or if no exemption is available for such resale. It is not anticipated that a secondary trading market for the Company's securities will develop in any state until subsequent to consummation of a business combination, if at all.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public businesses. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies of the type which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

     NO ESCROW OF FUNDS OR SECURITIES. Rule 419 under the Securities Act of 1933 requires that a Blank Check company deposit the proceeds from sales of its securities, together with the securities themselves, into an escrow account at an "insured depository institution," where they are to remain until the Company has consummated an acquisition or business combination. However, sales of securities through this prospectus are being made directly by the selling shareholders, with the Company neither issuing any securities nor receiving any proceeds. Accordingly, there will be no escrow of purchase funds or of securities, and purchasers will have no right to a return of their funds should the Company fail to consummate an acquisition or business combination. Purchasers of the Company's securities should be prepared to sustain a total loss of their invested funds.

     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION; NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     CONFLICTS OF INTEREST; NON-ARMS-LENGTH TRANSACTIONS. Conflicts of interest and non-arms length transactions may occur in the future in connection with the Company's selection of a target Company with which to enter a business combination. The Company has adopted a policy that it will not enter into a business combination with any entity in which any member of management serves as an officer, director or partner, or in which such person or such person's affiliates or associates hold any ownership interest. The terms of a business combination may include such terms as one or more of the officers or directors remaining officers or directors of the merged entity. The terms of a business combination may also provide for a payment by cash or otherwise to officers or directors for the purchase or retirement of all or part of their common stock of the Company by a target company. The officers and directors would directly benefit from such payment, and those benefits may influence their selection of a target company. The Certificate of Incorporation of the Company provides that the Company may indemnify officers and/or directors of the Company for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification. See "MANAGEMENT -- Indemnification of Officers and Directors."

     LIMITED MANAGEMENT TIME AND ATTENTION TO THE AFFAIRS OF THE COMPANY. Each of the executive officers and directors of the Company participates in other business and employment activities which compete with the Company for their time and attention, and may preclude such officers and directors devoting adequate time to the Company's interests. At present, each officer devotes less than 10% of working hours to the Company's affairs. The Company has not entered into any employment contract with any officer or director, and does not anticipate doing so in the foreseeable future. The Company has not purchased key man life insurance on any of the officers. The loss of an officer may adversely affect the development of the Company's business.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with an operating business. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's Common Shares held by them, or resign as members of the Board of Directors of the Company, or both. The resulting change in control of the Company could result in the removal of present officers and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

     PURCHASE OF PENNY STOCKS CAN BE RISKY. In the event that a public market develops for the Company's securities following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq SmallCap Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

     POTENTIAL REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, depending on the terms of merger or acquisition, may result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares of the Company would result in a reduction in the percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax- free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. These audited financial statements must be furnished within 75 days following the effective date of a business combination. Obtaining audited financial statements are the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financials may not be available to the Company at the time of effecting a business combination. In cases where audited financials are unavailable, the Company will have to rely upon unaudited information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable one for the Company.

     COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 ("Year 2000 Problem"). Many of the computer programs containing such date language problems have not been corrected by the companies or governments operating such programs. It is impossible to predict what computer programs will be affected, the impact any such computer disruption will have on other industries or commerce or the severity or duration of a computer disruption.

     YEAR 2000 PROBLEM MAY ADVERSELY AFFECT THE COMPANY. The Company does not have operations and does not maintain computer systems. Before the Company enters into any business combination, it may inquire as to the status of any target company's Year 2000 Problem, the steps such target company has taken or intends to take to correct any such problem and the probable impact on such target company of any computer disruption. However, there can be no assurance that the Company will not enter into a business combination with a target company that has an uncorrected Year 2000 Problem or that any planned Year 2000 Problem corrections will be sufficient. The extent of the Year 2000 Problem of a target company may be impossible to ascertain and any impact on the Company will likely be impossible to predict. If the Company does not determine the Year 2000 Problem readiness of a target company, or if that target company is unsure of its own readiness or vulnerability, then the Company may suffer severe consequences if the disruptions predicted by the Year 2000 Problem materialize. In addition to the those disruptions that may be suffered by region, such as erratic distribution of electricity, gas, food, water, telephone and transportation systems, the Company may be specifically harmed by computer hardware or software failure on which the target company may have been dependent.

     FINANCIAL AUDIT  REQUIREMENTS MAY PRECLUDE CERTAIN BUSINESS  OPPORTUNITIES.
Section 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), require companies that are subject the reporting requirements of those sections to provide certain information about significant acquisitions. That information must include certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such statements may make it impractical to conclude an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     OUR SHAREHOLDERS MAY NOT HAVE A SAY IN THE SELECTION OF A BUSINESS OPPORTUNITY. If and when our Management decides to enter into a business combination or opportunity, we do not expect to submit the matter to a vote of the shareholders in advance of completing a transaction. We are authorized and may elect to enter into any lawful transaction in the discretion of the Board of Directors. Accordingly, it is unlikely that the shareholders will have a voice in the selection of a business opportunity for the Company, or in the terms of any acquisition or business combination.



                                  THE COMPANY
                                  -----------

DESCRIPTION OF BUSINESS.

     We were incorporated in the State of Nevada on October 14, 1999, for the purpose of developing and operating a special interest worldwide web site community. Prior to fully implementing our business plan, however, management determined that our capital resources were inadequate, and the plan was abandoned. The Company resolved to investigate possibilities for investing in an existing business enterprise, or forming a business combination with an operating company of some sort. To date, we have not been successful in locating such a venture or company, and there is no assurance that we will be successful in the future. The Company has been in the development stage since its inception, and there are no prospects for us to generate any revenues or earn any profits unless or until we can complete a business combination with an operating company.

     The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, among others, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. Regardless of such perceived advantages, however, such a company or business opportunity is not permitted to utilize a business combination with a reporting company as a device to circumvent the disclosure requirements of Exchange Act. Accordingly, any company that is not willing and able to provide a current audited financial statement within a reasonable period following the consummation of a business combination will not be a suitable candidate for a business combination with us.

     We have not established any particular parameters or guidelines as to the type, nature, suitability or any other characteristics of any business or company which we may seek to acquire, invest in or form a business combination with. The expertise and interests of the present management lie in the areas of psychological services, education and publishing; however, the Board of Directors has resolved to consider any viable opportunites it becomes aware of regardless of the business or industry. In reviewing possible acquisition targets and investment opportunities, we will perform, or cause to be performed, only that investigation and evaluation which our Directors deem necessary and appropriate before deciding whether and on what terms to proceed with a business combination, if at all. No member of our Board has any particular experience or expertise in performing these sorts of evaluations, or in negotiating mergers and acquisitions. Accordingly, we remain uncertain as to when, if ever, the Company will become profitable.

     The Company is and will likely remain  subject to  significant  competition for available business and investment opportunities, mostly from substantial competitors with far greater resources and expertise than we possess. Our competitors include venture capital firms, investment banks, and large professional groups such as attorney firms, accounting firms, and business consultants (see "Competition").

     In furtherance of our current business objective, we have voluntarily registered our outstanding common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). We are informed and believe, although there can be no assurance, that our ability to attract and successfully negotiate a business combination with an operating company, or to pursue certain business opportunities, may be enhanced by our becoming a reporting company under the Exchange Act. The Company's registration statement became effective April 24, 2000, making us subject to the reporting requirements of that Act as of that date. The fact that the Company has registered a class of securities does not in any manner signify that the U. S. Securities and Exchange Commission or any other regulatory body has passed upon the merits of an investment in the Company's stock, or on the accuracy or completeness of its registration statements or required periodic reports.

     The Company has not filed bankruptcy, been in receivership, or been involved in any similar proceedings. The Company has not been involved in a purchase or sale of a significant amount of assets, whether or not in the ordinary course of business. The Company has had no sales or revenues, other than interest earned on its cash balances, and it currently has no products or services. Accordingly, we have no backlog of orders, nor are we dependent on any one or few large customers. The Company is not subject to any industry-specific government regulation, nor does it need government approval for any of its operations, except that as a reporting company we must comply with federal and state secuities laws and regulations wherever we engage in activities that are subject to those laws and rules (see "Regulation"). The Company has made no significant expenditures on research and development during the most recent fiscal year or interim period. The Company maintains an office at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada 89128 which it shares with other business entities.

PLAN OF OPERATION

     The Company is in the development stage, having no revenues from business operations since inception. Moreover, we are considered under the securities regulations to be a "blank check" company since we have no specific business plan other than to acquire, merge with or invest in an as-yet-unidentified business opportunity or entity. We believe we have sufficient cash to meet our needs for the next 12 months, and accordingly have not planned to raise additional capital during that time. However, we are uncertain what costs we will incur in locating, investigating and negotiating for acquisitions or business combination opportunities. Should we decide to raise additional capital by selling equity securities, your percentage ownership of the Company could be substantially diluted.

EMPLOYEES

     At present the Company has no full time or part time employees. Our officers have allocated a small portion of their working hours to various activities on behalf of the Company, but have received no compensation other than some reimbursement of minor out-of-pocket expenses incurred by them on our behalf. We currently have no plans to hire employees or to institute a compensation plan for the existing officers, although it is likely that some sort of executive compensation plan will be put in place should the Company succeed in creating operating revenues through a business combination or investment. Any such plan, if instituted, would be based on industry standards for compensation of executives in similar businesses with similar duties and responsibilities.

REGULATION

     Inasmuch as the Company is not engaged in any particular business, other than seeking a suitable acquistion or merger, or business opportunity of some sort, we are not subject to any industry-specific laws, rules or regulatory scheme. Nevertheless, as a reporting company under the Securities Exchange Act of 1934, we are subject to all of the rules and requirements applicable to reporting companies (see "Risk Factors"). These requirements include at a minimum the obligation to file periodic reports with the Securities and Exchange Commission, including an audited financial statement within ninety days of our fiscal year-end, and unaudited financial statements within forty-five days of the end of each interim fiscal quarter.

     We are also required to file Current Reports on Form 8-K with respect to certain developments, including such occurrences as a change of our certifying accountants, acquiring or disposing of a significant amount of assets, or a change of control, any or all of which are likely to occur in connection with the Company's completion of a merger with or acquisition of an operating company. These reporting requirements will represent a continuing burden on the Company's cash and management resources whether or not we succeed in our business plan.

     Although at present we have no plans to do so, it is possible that we will invest our cash in passive investments in securities. If we do so, we may be required to register as an investment company under the Investment Company Act of 1940. Registering will likely incur a significant drain on the Company's limited resources, and may require the Company to borrow funds or sell more securities to defray the costs of registration. If we sell additional equity securities, or securities exercisable or convertable into equity stock, your proportional ownership in the Company will be diluted.

COMPETITION

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. It is impossible to predict in advance who will be specific competitors for particular acquisitions or investments that we may choose to pursue. However, in view of the Company's limited financial resources, and limited management availability and expertise, the Company will likely remain at a significant competitive disadvantage compared to its competitors.

PROPERTY

     The Company does not own any real or personal property. We currently maintain a mailing and business address at the offices of our statutory resident agent, for which we pay a small annual fee. That address is:

        Westnet Communication Group, Inc.
        2921 N. Tenaya Way,  Suite 216
        Las Vegas, Nevada  89128

     We believe these facilities will be adequate for the needs of the Company until such time as we commence regular business operations or enter into a business combination transaction with an operating company.


                                   MANAGEMENT
                                   ----------

     Ms. Elizabeth A. Sanders, age 54, is President and a Director of the Company. She has been an active professional working in developmental psychology and special education for over 20 years. During the past 14 years she has worked as a contract psychologist for the Clark County (Nevada) School District, with specialization in early childhood. She holds a Bachelor of Science Degree in Education, a Master of Science Degree in Special Education, School Psychologist Certification from the National Association of School Psychologist, and various professional qualifications. For the foreseeable future, Ms. Sanders will devote as much time to the development of the business as she deems warranted and as is practical, to an estimated maximum of about 25 hours per week.

     Ms. Nancy Cooke, age 63, who serves as Secretary to the Corporation, is an accomplished writer who has written twenty original plays, of which ten were first-place winners in various playwriting competitions and produced at theaters in the Salt Lake City area. Since 1996 she has concentrated her work hours on writing projects. Previously she gained extensive work history in service oriented and "people oriented" professional employment, working from

1994 to 1996 for the Utah State Office of Rehabilitation in the Supported Employment Unit for Disabled Workers, and from 1990 to 1993 for Weber State University in Learning Support Services assisting at-risk entry-level students during their first year at college. Ms. Cooke worked 19 years at the Salt Lake City Police Department, serving in several capacities including Administrative Secretary to the Chief of Police. She holds a Bachelor of Science Degree in Psychology/Sociology, a Master of Fine Arts in Theatre/Playwriting, and a Ph.D. in Theatre/Playwriting. For the foreseeable future, Ms. Cooke will devote as much time as she deems warranted and as is practical to the development of the business, up to an estimated maximum of about 20 hours per week.

     Ms. Kristy B. Warren, age 43, serves as Treasurer/CFO and a Director for the Company. Ms. Warren retired from a supervisory position for Centel Telephone in 1997, and has served five years as a Director for Investment Management Associates, a financial consulting firm. For the foreseeable future, Ms. Warren will devote as much time as she deems warranted and as is practical to the development of the business, up to an estimated maximum of about 25 hours per week.


EXECUTIVE COMPENSATION

     To date, no monetary remuneration has been paid to any officer or director, except reimbursement for direct out-of-pocket expenses incurred by them on behalf of the Company. We currently have no plans to implement executive or director compensation, and none of the executives or directors is accruing any compensation that would have to be paid in the future. The Company's directors and executive officers currently devote less than ten percent of working hours to the affairs of the Company.

     On October 14, 1999, we issued 150,000 restricted pre-split shares (now 300,000 shares) to the executive officers of the Company in exchange for their services in the planning and organization of the Company. Those shares are included in the shares being offered by this prospectus.

     The Company is not a party to any employment contracts and does not pay consulting fees to officers or directors. No cash or other advances have been or are contemplated to be made to any officer or director. We have no retirement, pension, profit sharing or stock option plans or insurance or medical payment plans covering any officer or director, nor do have any intention to implement such plans in the foreseeable future.

     It is possible that, after we successfully complete a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's present management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction.

     The management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company. It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. We anticipate that this fee, if one is paid, will be in the form of either restricted common stock or warrants issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. The amount of such finder's fee cannot be determined as of the date of this prospectus, but is expected to be comparable to consideration normally paid in like transactions. Any new restricted stock we may issue will dilute the percentage ownership of existing shareholders. Any warrants we may issue will potentially dilute the percentage ownership of existing shareholders.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     To the fullest extent permitted by the laws of the State of Nevada and the By-laws of the Company, we will indemnify any person who is made a party, or threatened to be made a party, to an action or proceeding, whether criminal, civil, administrative or investigative, because of his or her having been a director or officer of the Company, or having served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
            -------------------------------------------------------

     The Company's shares have never traded, and there exists no public trading market for the shares. As of the date of this prospectus, the Company has seven
(7) shareholders, including officers, directors and control persons.

     The Company intends to apply to have its Common Stock traded on the over-the-counter market and listed on the OTC Bulletin Board. There is no assurance that the Company will obtain OTC Bulletin Board listing, that a trading market will ever develop or, if such a market does develop, that it will continue. Even if a market does develop and continue, the trading volume in the Company's securities may be inadequate to provide meaningful liquidity or reliable pricing.

     The securities to which this registration statement applies are being offered by selling security holders. No new shares are being offered for sale by the Company. There are no outstanding options, rights, warrants to purchase, or securities convertible into, our common equity.

     The Company has never paid a dividend, nor does it intend to do so in the foreseeable future. There are no restrictions on the power of the Board of Directors to declare and pay dividends.


                              CERTAIN TRANSACTIONS
                              --------------------

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

     On October 14, 1999, we issued 150,000 restricted pre-split shares (now 300,000 shares) to the executive officers of the Company in exchange for their services in the planning, organization and formation of the Company. Those shares are included among the shares being offered by this prospectus.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The following constitute all of the individuals or groups known by the Company to be the beneficial owner of more than five (5) percent of any class of the issuer's securities:

                       Name and Address of   Amount and Nature of     Percent
Title of Class          Beneficial Owner     Beneficial Ownership     of Class
--------------          ----------------     --------------------     --------

Common Stock ...........Transint Holdings and   1,600,000 shares         45.7
                        Consultancy, Inc.
                        328 Bay Street
                        Nassau, Bahamas
                        c/o Melanie Scott
                        750 Royal Crest Cir.
                        No. 325
                        Las Vegas, NV  89109

Common Stock ...........Kidakus Consulting,       600,000 shares         17.1
                        Ltd.
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Corporate Capital         600,000 shares         17.1
                        Formation, Inc.
                        2921 N. Tenaya Way
                        Las Vegas, NV 89128

Common Stock ...........Connie S. Ross            400,000 shares         11.4
                        2902 La Mesa Drive
                        Henderson, NV  89014

Common Stock ...........Elizabeth A. Sanders      200,000 shares          5.7
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128


Transint Holdings and Consultancy, Inc. ("Transint"), is a Nassau-based investment company with correspondent offices in Las Vegas, Nevada. Dennis Sutton is President, Director, and holder of ten percent (10%) of the outstanding shares of Transint. None of the officers or directors of Transint has any other relationship with the Company.

     Kidakus Consulting, Inc. ("Kidakus"), is a Nevada small business investment firm. Mr. Gary Grieco is President and Director, and owns twenty-five percent (25%) of the outstanding shares of Kidakus. None of the officers or directors of Kidakus has any other relationship with the Company.

     Corporate Capital Formation, Inc. ("CCF"), serves as independent consultant to the Company in matters relating to the preparation and filing of this registration statement, corporate governance and business planning, E.D.G.A.R. filings, and related matters. Mr. Brice Smith is president, CEO, and owner of 40% of the equity stock of CCF.

     Among other activities, CCF serves as statutory resident agent for a large number of Nevada corporations, including the Company and Kidakus. While CCF's office address is the same as the respective registered office addresses for the latter two companies, there is no commonality of control or other relationship between or among the three companies except as specifically stated in this prospectus.

     The following are all of the officers and directors of the Company who are beneficial owners of our securities:

                       Name and Address of   Amount and Nature of     Percent
Title of Class          Beneficial Owner     Beneficial Ownership     of Class
--------------          ----------------     --------------------     --------

Common Stock ...........Elizabeth A. Sanders     200,000 shares          5.7
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Kristy B. Warren          50,000 shares          1.4
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Nancy J. Cooke            50,000 shares          1.4
                        (Officer)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

                                                ----------------        -----
Common Stock ...........Officers and Directors
                            as a Group           300,000 shares          8.5


     None of the Officers or Directors currently holds any warrants, options or rights to acquire beneficial ownership of additional shares of the Company's securities. There are currently no arrangements that could result in a change in control of the Company.

     As far as the Company is aware, no voting trust or similar agreements exist with respect to any of shares held by officers, directors or control persons.


                           DESCRIPTION OF SECURITIES
                           -------------------------

     The Company is authorized 25,000,000 shares of voting common stock, par value $.001 per share, of which 3,500,000 shares have been issued and are outstanding. The shares carry one vote per share and have no pre-emptive rights, terms of conversion, sinking fund provisions, or liquidation rights, and cumulative voting for directors is denied. Once subscribed and paid, the shares are fully paid and non-assessable by the Issuer. The shares have rights to participate in dividends and other distributions if, as, and when declared by the Board of Directors. The rights of the shareholders may not be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

     Transfer Agent for the Company's securities is:

        Holladay Stock Transfer, Inc.
        2939 N. 67th Pl.
        Scottsdale, Arizona  85251



               SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION
               -------------------------------------------------

     This prospectus concerns the transfer by the selling security holders of an aggregate of 3,500,000 shares of common stock. The selling security holders may transfer the common stock at those prices that they are able to obtain in the market or in negotiated transactions. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. The selling stockholders may use this prospectus to transfer shares of the common stock to affiliates of the selling stockholders. We will receive no proceeds from the sale of common stock by the selling security holders.

     We anticipate that the selling security holders will offer the shares in direct sales to private persons and in open market transactions. The selling security holders may offer the shares to or through registered broker-dealers who may be paid standard commissions or discounts by the selling security holders. We believe that no selling security holders have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and they may contact various broker/dealers to identify prospective purchasers.

Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, effect distributions of the shares or interests in such capacity. The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.


                             Beneficial  Ownership       Beneficial Ownership
                             Prior to the Offering       After the Offering(1)
   Name of                   ---------------------       --------------------
Beneficial Owner             Number      Percent(2)      Number       Percent
-----------------------------------------------------------------------------

Transint Holdings &          1,600,000       45.7           0            0
  Consultancy, Inc.

Kidakus Consulting, Ltd.       600,000       17.1           0            0

Connie S. Ross                 400,000       11.4           0            0

Corporate Capital              600,000       17.1           0            0
  Formation, Inc.

Elizabeth A. Sanders           200,000        5.7           0            0

Nancy J. Cooke                  50,000        1.4           0            0

Kristy B. Warren                50,000        1.4           0            0

-----------------------------------------------------------------------------
(1)  Assuming all of the shares registered are sold.
(2)  Percents do not total 100% due to rounding.

     Elizabeth A. Sanders and Kristy B. Warren currently serve as officers and directors of the Company. Nancy J. Cooke currently serves as an officer of the Company.


                               LEGAL PROCEEDINGS
                               -----------------

     There are no legal proceedings involving the Company, either pending or threatened.

                                    EXPERTS
                                    -------

     Financial auditors for the Company are Randy Simpson C.P.A. P.C., 11775 South Nicklaus Road, Sandy Utah 84092. Counsel for the Company is Amy L. Clayton, 175 N. C Street, Salt Lake City, Utah 84103. Experts who have provided or will provide services to us in connection with this offering have been paid or will be paid in cash, securities, or cash and securities, and to the our knowledge will have no ownership interest in the Company's securities exceeding $50,000 in value.


   DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS
   -------------------------------------------------------------------------

     This prospectus includes "forward-looking statements". All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                              FINANCIAL STATEMENTS
                              --------------------


                            Randy Simpson C.P.A. P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009

                          Independent Auditors' Report

Board of Directors and Stockholders
Westnet Communication Group, Inc.
Las Vegas, NV

We have audited the accompanying balance sheets of Westnet Communication Group, Inc. (the Company) as of May 31, 2000 and the related statements of income, shareholders' equity (from inception October 14, 1999), and cash flows for the five months ending May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Westnet Communication Group, Inc. as of May 31, 2000 and the results of its operations, shareholders' equity and cash flows for the five months ending May 31, 2000, in conformity with generally accepted accounting principles.


                                                   /s/ Randy Simpson
                                                  ----------------------------
                                                  RANDY SIMPSON, CPA
                                                  A Professional Corporation

June 25, 2000
Sandy, Utah

                        WESTNET COMMUNICATION GROUP, INC.
                                  BALANCE SHEET

                                  May 31, 2000

                                                    May 31
                                                     2000
                                                    ------

    ASSETS

Cash  .........................................   $  52,395
Advances to Consultant ........................       3,000
                                                  ----------
   Total Current Assets  ......................   $  55,395

Organization Costs
   (net of accumulated amortization) ..........         687
                                                  ----------
   TOTAL ASSETS  ..............................   $  56,082
                                                  ==========

   LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Payables                                                 -
                                                  ----------
   TOTAL CURRENT LIABILITIES                      $      -

Common Stock, $.001 par value; Authorized
 25,000,000, issued and outstanding
 3,500,000 shares on May 31, 2000 .............       3,500

Paid in Capital  ..............................      66,000

Accumulated Deficit ...........................    ( 13,418)
                                                  ----------
      Total Stockholders' Equity (Deficit) ....      56,082

      TOTAL LIABILITIES AND                       ----------
      STOCKHOLDERS' EQUITY (DEFICIT) ..........   $  56,082
                                                  ==========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                        WESTNET COMMUNICATION GROUP, INC.
                               STATEMENT OF INCOME


                                                5 Months Ended
                                                 May 31, 2000
                                                --------------

Revenues

     Interest Income .......................              420
                                                  ------------
   Total Revenues                                 $       420

Expenses
     General and Administrative .............              25
     Amortization of Organizational Costs ...              63
                                                  ------------
  Total Expenses ............................              88

        Income Taxes                                       70
         Benefit of loss carry forward ......             (70)
                                                  ------------
      NET INCOME ............................     $       332
                                                  ============

Weighted Average Shares
  Common Stock Outstanding ..................       1,966,050

      NET INCOME (LOSS) PER COMMON SHARE ....     $      0.00
                                                  ============



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF CASH FLOWS

                                                         5 Months Ended
                                                          May 31, 2000
                                                         --------------

Cash flows used in operating activities

     Net Income .......................................     $       332
     Non-cash Expenses
      (Amortization of Organization Costs) ............              63
     Advance to Consultant ............................          (3,000)


     Changes to operating assets and liabilities ......              --
                                                             ----------
     Cash flows used in operating activities ..........      $   (2,605)


Net increase (decrease) in cash .......................      $   (2,605)

   Cash at beginning of period ........................          55,000
                                                             -----------
   Cash at end of period ..............................      $   52,395
                                                             ===========


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

             From Inception (October 14, 1999) through May 31, 2000


                                                  Common       Common
                                                   Stock       Stock     Paid-in    Accumulated     Total
                                                  Shares       Amount     Capital     Deficit       Equity
                                                  ------       ------     -------     ---------     -------
                                                                          C>

Balances At October 14, 1999 ..................       -       $    -      $    -      $      -      $     -

Founders shares issued for services
valued at $0.001 per share ....................   450,000        450        4,050            -         4,500

Common stock issued for cash
at $0.05 per share  ........................... 1,300,000      1,300       63,700            -        65,000

Net loss for the period from inception
(October 14, 1999) through December 31, 1999 ..        -          -            -       (13,750)      (13,750)

May 10, 2000 Common Stock Split 2 for 1 ....... 1,750,000      1,750       (1,750)           -             -

Net Income five months ending May 31, 2000 ....        -          -            -           332            332

                                                ----------     ------     --------     ---------     ---------
Balances May 31, 2000                           3,500,000      $3,500     $ 66,000     $(13,418)     $ 56,082
                                                ==========     ======     ========     =========     =========


               See Accompanying Notes to the Financial Statements


                        WESTNET COMMUNICATION GROUP, INC.

                Notes to Financial Statements as of May 31, 2000

These financial statements reflect the stock transactions of Westnet Communication Group, Inc. (the Company) from inception (October 14, 1999) through May 31, 2000. The Company was organized in Nevada. The Company has not yet commenced operations and is exploring various business opportunities. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the financial statements. Results of operations for the five months ending May 31, 2000 are not necessarily indicative of results of operations for the year.

Organizational costs are amortized to expense over 60 months starting January 1, 2000.

The Advance to a consultant was returned to the company in June, 2000.

There are no timing differences between the financial statement and income tax accounting of the Company.

                            Randy Simpson C.P.A. P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009

                          Independent Auditors' Report

Board of Directors and Stockholders
Westnet Communication Group, Inc.
Las Vegas, NV

We have audited the accompanying balance sheets of Westnet Communication Group, Inc. (the Company) as of December 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the period from inception (October 14, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the above mentioned financial statements fairly present, in all material respects, the financial position of Westnet Communication Group, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from inception (October 14, 1999) through December 31, 1999, in conformity with generally accepted accounting principles.


                                                   /s/ Randy Simpson
                                                  ----------------------------
                                                  RANDY SIMPSON, C.P.A. P.C.
                                                  A Professional Corporation

May 23, 2000
Sandy, Utah

                        WESTNET COMMUNICATION GROUP, INC.
                                 BALANCE SHEETS

                                  December 31, 1999

                                                    Dec. 31
                                                     1999
                                                    ------

    ASSETS

Cash  .........................................   $  55,000
                                                  ----------
   Total Current Assets  ......................   $  55,000

Organization Costs                                      750
                                                   ----------
   TOTAL ASSETS  ..............................   $  55,750
                                                  ==========

   LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Payables                                                 -
                                                  ----------
   TOTAL CURRENT LIABILITIES                      $      -

Common Stock, $.001 par value; Authorized
 25,000,000 shares, issued and outstanding
 1,750,000 shares on December 31, 1999 ........       1,750

Paid in Capital  ..............................      67,750

Accumulated Deficit ...........................    ( 13,750)
                                                  ----------
      Total Stockholders' Equity (Deficit) ....      55,750

      TOTAL LIABILITIES AND                       ----------
      STOCKHOLDERS' EQUITY (DEFICIT) ..........   $  55,750
                                                  ==========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF OPERATIONS


                                             Period from Oct. 14, 1999
                                              through  Dec. 31, 1999
                                              ----------------------


Revenues                                                   --
                                                   -----------
   Total Revenues                                  $       --

Expenses
     General and Administrative .............          13,750
                                                    -----------
  Total Expenses ............................          13,750

                                                   -----------
      NET INCOME (LOSS)  ....................     $   (13,750)
                                                   ===========

Weighted Average Shares
 Common Stock Outstanding ....................       1,750,000

      NET INCOME (LOSS) PER COMMON SHARE ....     $     (0.01)
                                                   ===========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF CASH FLOWS

                                                   Period From Oct. 14, 1999
                                                     through Dec. 31, 1999
                                                     ---------------------

Cash flows used in operating activities:

     Net Loss .........................................  $ (13,750)

     Common Stock issued for expenses .................      4,500

     Changes to operating assets and liabilities ......         --
                                                         ----------
     Cash flows used in operating activities ..........     (9,250)


Cash flows used in investing activities

     Organizational costs incurred ....................       (750)
                                                         ----------
     Cash flows used in investing activities ..........       (750)


Cash flows from financing activities:

     Common stock issued for cash .....................     65,000
                                                         ----------
     Cash flows from financing activities .............     65.000

Net increase (decrease) in cash .......................     55,000
                                                         ----------
   Cash at beginning of period ........................          -
                                                         ----------
   Cash at end of period ..............................  $  55,000
                                                         ==========


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.

              Notes to Financial Statements as of December 31, 1999

These financial statements reflect the transactions of Westnet Communication Group, Inc. (the Company) from inception (October 14, 1999) through December 31, 1999. The Company was organized in Nevada. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the financial statements. Results of operations from inception (October 14, 1999) through December 31, 1999 are not necessarily indicative of results of operations for a full year. The Company had not commenced operations as of December 31, 1999.

Organizational costs will be amortized to expense on the straight line method over 5 years, starting in the year 2000.

                PART II. INFORMATION NOT REQUIRED IN PROPSECTUS
                ================================================


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the laws of the State of Nevada and the By-laws of the Company, the Company will indemnify any person who is made a party, or threatened to be made a party, to an action or proceeding, whether criminal, civil, administrative or investigative, because of his or her having been a director or officer of the Company, or having served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     The Company has not entered into any specific contracts or agreements with any person with regard to indemnification, but may do so in the future.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC Filing Fee ........................ $   36.96
        State Filing Fees .....................  1,500.00
        Printing and Engraving Expenses .......  1,000.00
        Legal Fees and Expenses ...............  2,500.00
        Accounting Fees and Expenses ..........    750.00
        Miscellaneous Expenses ................  1,000.00
                                                ----------
                        TOTAL                    6,786.96

     Expenses are estimated. Filng Fees, Printing and Engraving Expenses, Legal, Accounting and Miscellaneous Expenses will be borne by the Company.

     Selling commissions, underwriting fees, or other expenses of offering and selling the shares, if any, will be borne entirely by the selling shareholders.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES:

     On October 14, 1999, the Company issued 450,000 shares of its common stock to officers, directors and consultants, the consideration for which was various services to the Company, and 300,000 shares to an investor, Kidakus Consulting, Ltd., for cash. On December 1, 1999, we sold 1,000,000 shares of common stock to two private investors for $0.05 per share. All of the shares were issued pursuant to the exemption authority provided in Section 4(2) of the Securities Act of 1933, as amended, and are therefore subject to certain restrictions on transfer until such time as a registration statement has become effective with respect to the shares, or unless an exemption is available.

     Recently, our Board of Directors voted a 2-for-1 forward split of the stock, which has the effect of doubling the number of shares held by each shareholder and by all shareholders together.


ITEM 27.  EXHIBITS


Number     Description
---------------------------------------------------------------------

3.0        Articles of Incorporation (Incorporated by Reference to
             Exhibit 3.(I) ofForm 10-SB Filed on E.D.G.A.R. February 24, 2000)

3.1        By-laws (Incorporated by Reference to Exhibit 3.(II) of
             Form 10-SB filed on E.D.G.A.R. February 24, 2000)

  5        Opinion of Counsel Regarding Legality and Consent of Counsel

 23        Consent of Randy Simpson C.P.A. P.C.

 27        Financial Data Schedule




ITEM 28.  UNDERTAKINGS

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

          (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated  6/28/00
----------------


WESTNET COMMUNICATION
GROUP, INC.

By:


/s/ Elizabeth Sanders
----------------------------
Elizabeth Sanders,
President and a Director


/s/ Kristy B.Warren
----------------------------
Treasurer and a Director


/s/ Nancy J. Cooke
----------------------------
Secretary